EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Crestar Financial Corporation:


We consent to incorporation by reference in Registration Statement No. 33-57710 on Form S-3, in Registration Statement No. 33-50387 on Form S-3, in Registration Statement No. 33-64195 on Form S-3, in Registration Statement No. 33-50921 on Form S-8, in Registration Statement No. 33-63606 on Form S-8, in Registration Statement No. 33-54523 on Form S-8, in Registration Statement No. 333-00049 on Form S-8 and in Registration Statement No. 333-00051 on Form S-8 of Crestar Financial Corporation of our report dated January 17, 1996, relating to the consolidated balance sheets of Crestar Financial Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Crestar Financial Corporation. Our report refers to a change in accounting for certain investments in debt and equity securities in 1994.


/s/  KPMG Peat Marwick LLP


Richmond, Virginia
March 28, 1996